Exhibit 1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-2
*CUSIP:   21988G403    Class   A-1
          21988GAB2    Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of   August 1, 2005.....                                        $0.00
        Scheduled Income received on securities.....               $1,248,975.00
        Unscheduled Income received on securities.....                     $0.00

LESS:
        Distribution to Class A-1 Holders.....                    -$1,220,000.00
        Distribution to Class A-2 Holders.....                       -$28,975.00
        Distribution to Depositor.....                                    -$0.00
        Distribution to Trustee.....                                      -$0.00
Balance as of   February 1, 2006.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   August 1, 2005.....                                        $0.00
        Scheduled principal payment received on securities.....            $0.00
        Principal portion of Call Price received upon
        exercise of Call Rights by 100% of the holders
        thereof.....                                              $31,160,711.00

LESS:
        Distribution of principal to Class A-1 Holders on
        February 1, 2006.....                                    -$30,500,000.00
        Distribution of principal to Class A-2 Holders on
        February 1, 2006.....                                       -$660,711.00
        Distribution of $30,500,000 principal amount of
        underlying securities to
        Call Rights Holder on February 1, 2006.....                       -$0.00

Balance as of   February 1, 2006.....                                      $0.00


              UNDERLYING SECURITIES HELD AS OF   February 1, 2006

           Principal
            Amount                       Title of Security
           ---------                     -----------------

             $0.00 Southern Company Capital Trust I 8.19% Exchange Capital Securities Due February 1, 2037
                         *CUSIP:     84258PAC1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.